SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A
                                Amendment No. 1

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported) : February 1, 2002

                           Commission File No. 0-30786


                                 PEREGRINE, INC.
               ---------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Nevada                                         841212629
-------------------------------               ----------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)




                8200 E. Pacific Place, Ste. 204, Denver, CO 80231
              -----------------------------------------------------
                    (Address of principal executive offices)

                                 (303) 337-4811
                     --------------------------------------
                            (Issuer telephone number)

                            LSI Communications, Inc.
                     12244 South Business Park Dr., Ste. 215
                                Draper, UT 84020
                  --------------------------------------------
                             Former Name and Address

Item 1.  Changes in Control of the Registrant

         As a result of the acquisition of Peregrine Control Technologies, Inc. a Colorado corporation ("Peregrine Control"), the control of the Registrant shifted to the former shareholders of Peregrine Control. The following individuals now exercise control of the Registrant.

         Name                        No. of shares               Percentage

         Steven H. Jacobson(1)       4,600,000                   31.2%
         Sharon L. Jacobson(2)       1,500,000                    8.0%
         Herbert I. Jacobson(3)      1,500,000                    8.0%
         Aaron H. Guth     (4)         550,000                    2.9%
         Adam E. Guth      (4)         550,000                    2.9%
         Alan R. Jacobson(5)           100,000                     *

         Total                       7,700,000                   53.0%

* Less than 1%
(1) Includes 550,000 shares of which Steven H. Jacobson serves as custodian for Aaron H. Guth and 550,000 shares of which Steven H. Jacobson serves as custodian for Adam E. Guth.
(2) Mother of Steven H. Jacobson.
(3) Father of Steven H. Jacobson.
(4) Steven H. Jacobson serves as the custodian.
(5) Brother of Steven H. Jacobson.

Item 2.  Acquisition of Disposition of Assets

         On December 21, 2001, the Registrant acquired 100% of the issued and outstanding shares of Peregrine Control in exchange for 14,731,200 post reverse split shares of the Registrant's common stock. Following the exchange, there are 18,646,311 shares of the Registrant's common stock outstanding.

Item 5.  Other Events

     As a result of the acquisition of Peregrine Control and the change in focus of the Registrant's business, the Registrant changed its name from LSI Communications, Inc. to Peregrine, Inc. and effected a 1:100 reverse split after which 50,000,000 shares of common stock were re-authorized and the par value was reinstated at $.001 per share and 5,000,000 shares of preferred stock were reauthorized and the par value was reinstated at $.001 per share. The Registrant changed its trading symbol to PGRN. In addition, the former directors and officers of LSI Communication, Inc. resigned which were Paul Beatyy - President and Director and Hank Vanderkam - Secretary and the directors and officers of Peregrine Control have become the directors and officers of the Registrant. The new directors of the company following the shareholder meeting on April 29, 2002 are:

         Steven H. Jacobson - Chief Executive Officer, President and Director Arlen Felsen - Chief Information Officer and Director
         Herbert I. Jacobson - Director
         Max Polinsky - Director
         Steve R. Goodbarn
         Bob Woodworth
         Patricia Sue Thompson
         Patrick A. Gorman

Item 7.   Financial Statements and Exhibits.

     a)   Financial Statements of Peregrine Control  Technologies,  Inc.

        Independent Auditor's Report                                          1
        Financial Statements:
                Balance Sheet                                                 2
                Statement of Operations                                       3
                Statement of Stockholders' Equity                             4
                Statement of Cash Flows                                     5-6
                Notes to Financial Statements                              7-18

     b) Proforma Financial Information - no proforma information is being filed as the financial information of Peregrine Control Technologies, Inc. and any proforma data would be virtually identical.

     c)   Exhibits

              2.1* Exchange Agreement
              3.1* Amended and Restated Articles of Incorporation
              3.2* Amended Bylaws
              3.3* Certificate of Amendment

*       Previously filed.

                                   Signatures

       Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                         PEREGRINE, INC.

     June 4, 2002
                                                         /s/ Steven H. Jacobson
                                                         ----------------------
                                                         Steven H. Jacobson
                                                         Chief Executive Officer

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Peregrine Control Technologies, Inc.
Denver, Colorado

We have audited the accompanying balance sheet of Peregrine Control Technologies, Inc. as of December 31, 2001, and the related statements of operations, changes in stockholders' deficit and cash flows for each of the years in the two-year period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Peregrine Control Technologies, Inc. as of December 31, 2001, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred a net loss of $1,323,976 during the year ended December 31, 2001 and has a stockholders' deficit and working capital deficiency of $455,576 and $783,724, respectively, at December 31, 2001. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
April 3, 2002

                      PEREGRINE CONTROL TECHNOLOGIES, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2001



            ASSETS


Current assets:
     Cash                                                         $      30,311
     Accounts receivable, net of allowance of $8,890                     10,857
     Inventories                                                         66,581
                                                                  -------------

           Total current assets                                         107,749
                                                                  -------------

Furniture, fixtures and equipment, net (Note 4)                          19,017
Intangible assets, net (Note 5)                                         309,131
                                                                  -------------

                                                                        328,148

                                                                  $     435,897

       LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Lines of credit (Note 8):
       Related party                                              $      49,267
       Others                                                            66,102
     Notes payable (Note 9):
       Related parties                                                  304,482
       Others                                                            98,000
     Accounts payable                                                   285,294
     Accrued expenses                                                    88,328
                                                                  -------------

              Total liabilities (all current)                           891,473
                                                                  -------------

Commitments and contingencies (Notes 3, 6, 10 and 11)

Stockholders' deficit (Notes 10 and 11):
   Preferred stock;  $0.001 par value;  5,000,000
   shares authorized; none issued and outstanding
   Common  stock;  $0.001  par value;  50,000,000
   shares  authorized;  14,681,200 issued and
   outstanding                                                           14,681
   Additional paid-in capital                                         3,169,840
   Accumulated deficit                                               (1,965,218)
   Deferred compensation costs                                       (1,556,250)
   Receivable from stockholder                                         (118,629)
                                                                  -------------

              Total stockholders' deficit                              (455,576)
                                                                  -------------

                                                                  $     435,897

                      PEREGRINE CONTROL TECHNOLOGIES, INC.
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000




                                                  2001              2000
                                             --------------     ------------

Product sales, net                          $      141,333     $   87,888
Airtime sales, net                                  97,935
                                            --------------     ----------

                                                   239,268         87,888
                                            --------------     ----------

Cost goods sold                                    178,315        118,820
Cost of airtime sold                                51,690
                                            --------------     ----------

                                                   230,005        118,820
                                            --------------     ----------

Gross profit                                         9,263        (30,932)

Selling, general and administrative
 expenses                                        1,168,769        441,013
                                            --------------     ----------

Loss from operations                            (1,159,506)      (471,945)
                                            --------------     ----------

Interest expense:
     Related parties                               113,344          6,705
     Other                                          51,126         20,765
                                            --------------     ----------

                                                   164,470         27,470
                                            --------------     ----------

Net loss                                    $   (1,323,976)    $ (499,415)
                                            ==============     ==========

                      PEREGRINE CONTROL TECHNOLOGIES, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                                           Additional
                            Preferred stock        Common stock        paid-in                                Receivable
                           -----------------    -------------------                Accumulated   Deferred     from      Stockholders
                           Shares     Amount    Shares      Amount     capital     deficit      compensation  stockholder   deficit
                           ------     ------    -------     -------    ---------   -----------  ------------  ----------   ---------


Balances, January
1, 2000                                         8,077,644   $  8,078                $ (141,827)                         $ (133,749)

Common stock issued
for cash                                        1,172,356      1,172    $ (1,066)                                              106

Advances to stockholder                                                                                      $ (27,349)    (27,349)

Net loss                                                                             (499,415)                            (499,415)
                          ---------  --------- ------------ ---------- ------------ -------------  -------------------------------

Balances, December 31, 200                      9,250,000     9,250      (1,066)     (641,242)                 (27,349)   (660,407)

Preferred stock issued in
  satisfaction of notes
 payable                    103,000  $ 432,600                                                                             432,600

Common stock issued for
   services                                       800,000      800        7,200                                              8,000

Common stock and options
issued for interest expense                     1,500,000    1,500      133,500                                            135,000

Common stock issued for
 acquisition of assets of
Vacation Communication, In                        150,000      150      149,850                                            150,000

Private placement of commo
stock (net of offering cost)                      391,200      391      375,346                                            375,737

Common stock issued for
   for services                                 2,075,000    2,075     2,072,925                $ (2,075,000)

Amortization of deferred
 compensation cost                                                                                   518,750              518,750

Conversion of preferred
stock to common stock       (103,000    (432,600) 515,000       515      432,085

Advances to stockholder                                                                             (91,280)             (91,280)

Net loss                                                                             (1,323,976)                       1,323,976)
                           --------  --------- ------------ ---------- -----------  ------------- --------------------- ---------

Balances, December 31, 2001                    14,681,200  $14,681    $3,169,840    $(1,965,218)$(1,556,250) $(118,629)$(455,576)
                           ========  ========= ============ ========== ===========  ============= ===================== =========


                      PEREGRINE CONTROL TECHNOLOGIES, INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                   (Continued)

                                                                              2001                 2000
                                                                       -----------------     -----------------

Cash flows from operating activities:
     Net loss                                                          $      (1,323,976)    $        (499,415)
                                                                       -----------------     -----------------
     Adjustments to reconcile net loss to net cash
       used in operating activities:
       Depreciation and amortization                                              44,509                 2,016
       Common stock issued for services                                            8,000
       Common stock and options issued for interest expense                      135,000
       Amortization of deferred compensation                                     518,750
     Changes in assets and liabilities, net of business acquisition:
           Decrease in accounts receivable                                         2,971                18,133
           Increase in inventories                                               (52,481)               (5,100)
           Increase in accounts payable                                          272,059                25,140
           Increase in accrued expenses                                           59,533                25,637
                                                                       -----------------     -----------------

Total adjustments                                                                988,341                65,826
                                                                       -----------------     -----------------

Net cash used in operating activities                                           (335,635)             (433,589)
                                                                       -----------------     -----------------

Cash flows from investing activities:
     Purchases of furniture, fixtures and equipment                               (3,373)              (11,116)
     Increase in patent applications                                              (2,800)               (5,138)
     Cash paid in business acquisition                                           (25,232)
                                                                       -----------------     -----------------

Net cash used in investing activities                                            (31,405)              (16,254)
                                                                       ------------------    -----------------

Cash flows from financing activities:
     Proceeds from notes payable, related parties                                 67,000               161,266
     Payments on notes payable, related parties                                  (16,052)              (10,000)
     Proceeds from notes payable, other                                           75,000               361,733
     Payments on notes payable, other                                            (52,000)
     Net payments on line of credit, related party                                                        (733)
     Net advances (payments) on lines of credit, others                           15,232               (14,130)
     Advances to stockholder                                                     (91,280)              (27,349)
     Net proceeds from issuance of common stock                                  375,737                   106
                                                                       -----------------     -----------------

Net cash provided by financing activities                                        373,637               470,893
                                                                       -----------------     -----------------

Net increase in cash                                                               6,597                21,050
Cash, beginning of year                                                           23,714                 2,664
                                                                       -----------------     -----------------

Cash, end of year                                                      $          30,311     $          23,714
                                                                       =================     =================

                      PEREGRINE CONTROL TECHNOLOGIES, INC.
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000




Supplemental disclosures of cash flow information:

   Cash paid for interest                                              $          15,495     $          11,205
                                                                       =================     =================

Supplemental disclosure of non-cash investing and financing activities:

   Note payable issued to related party in satisfaction of
      of accounts payable                                              $          25,000
                                                                       =================

   Series A, 7% convertible preferred stock
     issued in satisfaction of notes payable                           $         432,600
                                                                       =================

   Conversion of preferred stock to common stock                       $         515,000
                                                                       =================

   Purchase of assets of Vacation Communication, Inc. (Notes 2 and 3):
       Customer base                                                   $         252,856
       Non-compete agreement                                                      85,337
       Accounts receivable                                                         6,121
       Furniture fixtures and equipment                                            8,720
       Deposits                                                                    5,333
       Fair value of common stock issued                                        (150,000)
       Notes issued to seller                                                   (183,135)
                                                                       -----------------

       Net cash paid                                                   $         (25,232)
                                                                       =================

                      PEREGRINE CONTROL TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

1.   Organization, going concern, results of operations and management's plans:

     Organization:

     Peregrine Control Technologies, Inc. (the "Company") a Colorado corporation, was incorporated in 1992. The Company designs and manufactures controls that can turn electrical devices on or off utilizing paging technology. In September 2001, the Company purchased certain assets and assumed certain liabilities of Vacation Communication, Inc. (dba Gotta Go Wireless), a Colorado corporation, engaged in wireless paging airtime and product sales.

     Going concern, results of operations and management's plans:

     The Company incurred a net loss of $1,323,976 during the year ended December 31, 2001 and has a stockholders' deficit and working capital deficiency of $455,576 and $783,724, respectively, as of December 31, 2001. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans to address these concerns include:

1.    Raising working capital through additional borrowings.
2.    Raising equity funding through sales of the Company's common stock
      (Note 12).
3.    Development of new designs and markets for the Company's products.
4. Completion of an acquisition transaction, which would give the Company access to public markets (Note 14).

     The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts of liabilities that might be necessary should the Company be unsuccessful in implementing these plans, or otherwise be unable to continue as a going concern.

2.   Summary of significant accounting policies:

     Use of estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Inventories:

     Inventories consist of pre-manufactured component materials and finished goods. Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

                      PEREGRINE CONTROL TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

2.   Summary of significant accounting policies (continued):

     Furniture, fixtures and equipment:

     Furniture, fixtures and equipment are stated at cost. Depreciation is provided by use of accelerated methods over the estimated useful lives of the assets, ranging from 5 to 7 years.

     Intangible assets:

     Intangible assets include patent costs, a non-compete agreement and a customer base, and are stated at cost. Amortization is provided by use of the straight-line method over the estimated lives as follows:

                  Patents                                     Ten years
                  Customer base                               Three years
                  Non-compete agreement                       One year

     Provision for doubtful accounts:

     The Company reviews accounts receivable periodically for collectibility and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary.

     Revenue recognition:

     Revenue from product sales is recognized when the related good are shipped and all significant obligations of the Company have been satisfied. Revenue from paging airtime sales is recognized over the period of use on a monthly basis.

     Stock-based compensation:

     Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation defines a fair-value based method of accounting for stock-based employee compensation plans and transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, and encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25") and related interpretations. Accordingly, compensation cost for stock options granted to employees is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

     Common stock split:

     InFebruary 2001, the Company effected a common stock split of 25,486 for each share issued, thereby increasing the number of issued and outstanding shares. All references in the accompanying financial statements to the number of common shares have been restated to reflect the common stock spilt.

     Impairment of long-lived assets:

     The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Based on management's review, the Company does not believe that any impairment has occurred as of December 31, 2001.

     Advertising:

     Advertising costs are expensed as incurred. For the years ended December 31, 2001 and 2000, advertising costs were approximately $34,100 and $12,100, respectively.

     Recently issued accounting pronouncements:

     In 2001, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement, as amended, establishes accounting and reporting standards for derivative instruments embedded in other contracts, and for hedging activities. The Company does not have any derivative financial instruments and does not participate in hedging activities. Therefore, SFAS No. 133 did not impact the Company's financial statements.

     In June 2001, The Financial Accounting Standards Board (FASB) issued SFAS N0. 141, Business Combinations, and SFAS No. 142, Goodwill and Other
     Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 141 also establishes specific criteria for the recognition of intangible assets.

     SFAS No. 142, effective for fiscal years beginning after December 15, 2001, establishes accounting and reporting standards for goodwill and other intangible assets. Under SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized, but will be subject to annual impairment tests in accordance with the standard. Other intangible assets will continue to be amortized over their useful lives. The Company will adopt SFAS No. 142 in the first quarter of 2002 and will perform the first required impairment tests of goodwill under SFAS No. 142. The Company's current policy for measuring goodwill impairment is based upon an analysis of undiscounted cash flows, which did not result in an indicated impairment as December 31, 2001. Under SFAS No. 142, goodwill must be assigned to reporting units and measured for impairment based upon the fair value of the reporting units. The Company has not yet determined what the effect of these new impairment tests will be on its financial position or results of operations. The Company acquired Vacation Communication, Inc., in September 2001 and has applied the transitional provisions of this statement.

     InAugust 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Asset. SFAS No. 144, which is effective for fiscal years beginning after December 15, 2001, and which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, addresses accounting and financial reporting for the impairment or disposal of long-lived assets. The adoption of this statement is not expected to have a material impact on the financial position or results of operations of the Company.

     In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements. SAB No. 101, as amended by SAB No. 101A and SAB No. 101B, is effective no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. SAB No. 101 and related amendments provide the Staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Adoption of SAB 101 did not impact the Company's financial statements.

3.   Business acquisition:

     OnSeptember 30, 2001, the Company acquired certain assets and assumed certain liabilities of Vacation Communication, Inc., a Colorado corporation, in exchange for $50,000 cash, 150,000 shares of the Company's common stock valued at $150,000, and notes payable of $183,135, in a transaction accounted for as a purchase. The Company acquired Vacation Communication, Inc. to enable it to market and sell both control devices and paging airtime.

     Atthe date of acquisition, Vacation Communication, Inc. had airtime credits with its supplier, valued at approximately $70,000. The Company is obligated to pay the seller dollar for dollar, up to $70,000 for airtime used by the Company, which is applied against the credit. Subsequently, the supplier has filed for bankruptcy protection and any credits due to the Company are not assured. The total purchase price was allocated to the assets and liabilities acquired based on their estimated fair values.

     The following unaudited pro forma financial information for the years ended December 31, 2001 and 2000, give effect to the above transaction as if it had occurred at the beginning of each respective period:

                                                    2001             2000
                                                -----------     ------------

                           Revenue              $   740,798     $  1,145,124
                           Net loss             $(1,407,873)    $   (719,451)

4.   Furniture, fixtures and equipment:

     Furniture, fixtures and equipment consist of the following at December 31, 2001:

         Equipment                                              $   12,590
         Furniture and fixtures                                     10,620
                                                                ----------

                                                                    23,210
         Less accumulated depreciation                              (4,193)
                                                                ----------

                                                                $   19,017
                                                                ==========

5.   Intangible assets:

     Intangible assets consist of the following at December 31, 2001:

         Customer base                                        $    252,856
         Non-compete agreement                                      85,337
         Patent costs                                                7,938
         Other                                                       5,333
                                                              ------------

                                                                   351,464
         Less accumulated amortization                              42,333
                                                              ------------

                                                              $    309,131

     Customer base consists of core customers that rely on the Company's airtime paging services. Customer base is being amortized using the straight-line method over three years.

     Inconnection with the acquisition of the assets of Vacation Communication, Inc., one of the selling shareholders entered into a non-compete agreement with the Company. The non-compete agreement is being amortized using the straight-line method over the one-year term of the agreement.

     Patent cost consist the costs for two pending applications. Patent costs will be amortized using the straight-line method over ten years.

6.   Commitments:

     Leases:

     The Company leases office and warehouse space under a month-to-month operating lease. Rent expense incurred for the years ended December 31, 2001 and 2000 was approximately $26,960 and $18,600, respectively.

     Loan guarantee:

     The Company has guaranteed a $50,000 line of credit that a stockholder / family member has with a bank, which is due in June 2002. The outstanding balance on this line of credit at December 31, 2001 was $49,267.

7.   Income taxes:

     The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     The Company did not incur income tax expense for the years ended December 31, 2001 and 2000. The difference between the expected tax benefit computed at the federal statutory income tax rate of 34% and the effective tax rate for the years ended December 31, 2001 and 2000 was due primarily to the tax effect of the change in the valuation allowance.

     AtDecember 31, 2001, the Company has approximately $3,403,000 of net operating loss carryforwards, which expire from 2014 through 2021. At December 31, 2001 the components of the Company's deferred tax assets and liabilities are as follows:

           Deferred tax assets:
           Net operating loss carryforwards                 $   1,157,000
           Deferred compensation                                  519,000
           Valuation allowance                                 (1,676,000)
                                                            -------------
         Net deferred tax asset                             $
                                                            =============

     A valuation allowance has been provided to reduce the deferred tax assets as realization is not assured.

8.   Lines of credit:

     At December 31, 2001, lines of credit consist of the following:

     Related party:

     The Company has a $50,000  unsecured  line of credit with a  stockholder  /
       family member. Borrowings under the line of credit bear interest the bank's prime rate (5% at December 31, 2001); interest due monthly. The line of credit matures in June 2002.
                                                          $49,267
                                                         =========

     Others:

     The Company has a $48,990 unsecured line of credit with a bank. During 2001, maximum borrowing available under the line credit were reduced from $75,000 to $48,990. Borrowings under the line of credit bear interest the bank's prime rate plus 10.24% (14.99% at December 31, 2001); interest due
     monthly.                                                         $ 46,102

     The Company has a $20,000 unsecured line of credit with a bank. Borrowings under the line of credit bear interest the Wall Street Journal's prime rate plus 3% (7.75% at December 31, 2001); interest due monthly. The line of credit is guaranteed by the Company's president / major stockholder, two stockholders / family members, and an officer of the Company
                                                                        20,000
                                                                       --------


                                                                      $ 66,102
                                                                       =======

9.   Notes payable:

     At December 31, 2001, notes payable consist of the following:

     Related parties:

     Note payable,  stockholder / family member;  unsecured;
      non-interest  bearing; due on demand
                                                                     $ 47,399

     Notes payable to officer; unsecured; non-interest bearing;
       due on demand
                                                                       84,803

     Note payable,  officer;  imputed interest at 8%; principal and interest due in monthly installments of $2,083;
        due September 2005; currently in default                      85,337

     Subordinated note payable, affiliate; unsecured; interest
       at 8%; due June 2002
                                                                      50,000

     Note  payable,  officer;  unsecured;  interest  at prime
       rate  plus 5.5%  (10.25%  at December 31, 2001);
       due on demand                                                  11,943

     Note payable,  officer,  unsecured,  interest at 17%,
       due December 2001,  currently in default                       25,000
                                                                    ------------


                                                                $    304,482
                                                                    ============

     Other:

     Subordinated notes payable, unrelated party; unsecured;
         interest at 8%; due June 2002                         $     98,000
                                                                   =============

10.  Stockholders' deficit:

     Preferred stock:

     The Company has authorized 5,000,000 shares of $0.001 par value, preferred stock, and has designated 107,000 shares as Series A preferred stock.

     Series A 7% convertible preferred stock:

     During 2001, the Company issued 103,000 shares of Series A 7% convertible preferred stock (the "Series A Preferred Stock") in exchange for a reduction of $432,600 in notes payable. The Series A Preferred Stock had no voting rights, was non-participating and was entitled to a 7% cumulative annual dividend on the stated value of $4.20 per share. The Series A Preferred Stock had a liquidation preference of $432,600, equal to the stated value per share, plus any declared but unpaid dividends. In December 2001, the Company, with the approval of its board of directors, elected to convert all of the issued and outstanding shares of Series A Preferred Stock into shares of the Company's common stock at a rate of five shares of common stock for each share of Series A Preferred Stock outstanding equal to $5.00 per share. At December 31, 2001, there were no Series A Preferred shares issued and outstanding.

     Common stock:

     InJanuary 2001,  the Company  issued  425,000 shares of its common stock to consultants for services. At the date of commitment, the total consulting cost was calculated to be $4,250 ($0.01 per share), which was management's estimate of the fair value of the common stock on the issue date.

     InFebruary 2001, the Company issued 375,000 shares of its common stock at $0.01 per share, which was equal to management's estimate of the fair value of the common stock on the issue date, to its president and a director as compensation. Accordingly, the Company recorded compensation expense of $3,750.

     Inconnection with the renewal of approximately $233,000 of notes payable in February 2001, the Company's issued 1,200,000 shares of its common stock, valued at $60,000 ($0.05 per share). The issuance of the common stock has been accounted for as additional interest expense on the notes.

     InSeptember 2001, the Company issued 1,225,000 shares of its common stock to consultants for future services. At the date of commitment, the total consulting cost was calculated to be $1,225,000 ($1.00 per share), which is to be recognized over the one-year term of the agreement. Through
       December 31, 2001, the Company has recognized consulting expense of $518,750.

     Inconnection with the issuance of a $50,000 note payable in October 2001, the Company's issued 50,000 shares of its common stock valued at $50,000 ($1.00 per share, management's estimate of the fair value of the common stock on the issue date), and issued options to purchase 25,000 shares Company's common stock, valued at $12,500 ($0.50 per share, management's estimate of the fair value of the options on the issue date). The issuance of the common stock and options has been accounted for as additional interest expense on the note.

     Inconnection  with the  issuance of two $75,000  notes  payable in December
       2000 and January 2001, the Company issued 250,000 shares of common stock valued at $12,750 ($0.05 per share). The issuance of the common stock has been accounted for as additional interest expense on the notes.

     Receivable from stockholder:

     For the years  ended  December  31,  2001 and 2000,  the  Company  advanced
       $91,280 and $27,349, respectively to the Company's president / major stockholder. Advances are unsecured and non-interest bearing. The amounts due at December 31, 2001 and 2000, were $118,629 and $27,349, respectively.

     Employee stock option plans:

     InNovember  2000,  the Company  adopted the 2000  Performance  Stock Option
       Plan (the "Plan"). The Company may issue a maximum of 4,000,000 shares of common stock under the Plan. At December 31, 2001, the Company has reserved an aggregate of 2,000,000 shares of common stock for issuance under the Plan.

     The Plan provides for awards in the form of options, including incentive stock options and non-qualified stock options. Under the plan, options granted vest at a rate set by the board of directors or committee appointed by the board directors, options are exercisable up to 10 years from the date of grant at not less than 100% of the fair value of the common stock on the date of grant. If the option holder owns 10% or more of the Company's common stock, the options are excercisable at not less than 110% of the fair value of the common stock on the date of grant.

     InDecember 2001, in connection  with certain  employment  agreements  (Note
       11), the Company granted an aggregate of 1,150,000 options to purchase the Company's common stock at an exercise price of $1.00 per share, which was management's estimate of the fair value of the Company's common stock on the date of grant and, accordingly, no compensation expense has been recorded.

     The Company  applies APB No. 25 and related  interpretations  in accounting for employee stock options. Accordingly, no compensation cost has been recognized for its employee stock options granted in 2001. Had compensation cost for the Company's employee stock option awards been determined based on the fair value at the grant dates for awards under the stock option grants consistent with the method of SFAS No. 123, the Company's net loss would not have been materially different from the reported amount.

     The fair value of each option granted during 2001 was estimated on the grant date using the Black-Scholes option pricing model. The following assumptions were used: expected divided yield $0; expected stock price volatility 0%; average risk-free interest rate 2.7%; and expected life of options of 2 years.

     The following table summarizes information about stock options outstanding at December 31, 2001.

                                            Weighted           Weighted
         Range of         Number            average            average            Number
      exercise price    outstanding     contractual life    exercise price       exercisable
     -----------------  ------------    -----------------  ----------------  -----------------

     $        0.50           25,000       3 years             $   0.50             None
              1.00        1,150,000       3 years             $   1.00             None


11.  Related party transactions:

     Directors' fees:

     InOctober 2001, the Company issued an aggregate of 850,000 shares of the Company's common stock to its outside directors for services. At the date of commitment, total compensation cost was calculated to be $850,000, which is to be recognized over the one-year term of the agreement. Additionally, each director is entitled to receive options to purchase 36,000 shares of the Company's common stock for each year of service provided.

     Employment agreements:

     InSeptember   2001,  in  connection   with  the   acquisition  of  Vacation
       Communication, Inc. the Company entered into three employment agreements with the two selling shareholders and another employee. One of the sellers became the Company's chief information officer and a director. The agreement with the Company's chief information officer and a director calls for annual salary of $25,000 through February 2005. The agreements with the other seller and employee call for annual salaries of $25,000 and $27,000, respectively. In addition, the agreements provide for covenants-not-to-compete for a period of one year following separation from the Company.

     InDecember 2001, the Company entered into an employment agreement with its president / chief executive officer. The agreement calls for an annual salary of $150,000 and a grant of options to purchase 450,000 shares of the Company's common stock at $1.00 per share, which was the estimated fair value at the date of commitment and are exercisable beginning in December 2002 through December 2004. Additionally, under the agreement, the Company is obligated to repay an outstanding loan of the president totaling approximately $34,000. In addition, the agreement provides for a covenant-not-to-compete for a period of one year following separation from the Company.

     InDecember 2001, the Company  entered into an employment  agreement with an individual to be its chief financial officer. The agreement calls for annual salary of $120,000 and a grant of options to purchase 400,000 shares of the Company's common stock at $1.00 per share, which was the estimated fair value at the date of commitment. In addition, the agreement provides for a covenant-not-to-compete for a period of one year following separation from the Company. Subsequent to year end the individual and the Company terminated their agreement. Management does not believe there are any amounts owing to the individual under the agreement at December 31, 2001.

     InDecember 2001, the Company entered into an employment  agreement with its chief technical officer. The agreement calls for annual salary of $90,000 and a grant of options to purchase 150,000 shares of the Company's common stock at $1.00 per share, which was the estimated fair value at the date of commitment and are exercisable beginning in December 2002 through December 2004. In addition, the agreement provides for a covenant-not-to-compete for a period of one year following separation from the Company.

     InDecember 2001, the Company entered into an employment agreement with its vice president of marketing. The agreement calls for annual salary of $75,000 and a grant of options to purchase 150,000 shares of the Company's common stock at $1.00 per share, which was the estimated fair value at the date of commitment and are exercisable beginning in December 2002 through December 2004. In addition, the agreement provides for a covenant-not-to-compete for a period of one year following separation from the Company.

12.  Private offering memorandum:

     The Company has a issued private offering memorandum for its common stock to sell up to 1,800,000 shares of common stock for an offering price of $1.00 per share and to sell up to an additional 1,000,000 shares of common stock for an offering price of $2.00 per share. Through December 31, 2001, the Company had received gross proceeds of $391,200 for 391,200 shares of its common stock. Total gross proceeds have been offset by $15,463 of offering costs, which results in net proceeds of $375,737. Subsequent to year end, the Company received $130,000 in exchange for an additional 130,000 shares of its common stock.

13.  Major customers and supplier:

     During 2001, the Company's largest supplier accounted for approximately 30% of purchases of pre-manufactured component materials. During 2000, two customers accounted for approximately 39% and 11% of sales, respectively.

14.  Subsequent event:

     On February 1, 2002, LSI Communications, Inc. a publicly traded Nevada corporation, filed a Form 8-K announcing the purchase of the Company in a transaction to be accounted for as a reverse acquisition. Additionally, LSI Communications, Inc. changed its name to Peregrine, Inc. and its trading symbol to PGRN.